EX-3 2 ex3.htm CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209

Dean Heller	Entity#
Secretary of State	C 27903-2000
204 North Carson Street, Suite 1	Document Number:
Carson City, Nevada 89701-4299	20050207600-62
(775) 684 5708	Date Filed:
Website: secretaryofstate.biz	6/2/2005 2:22:34 PM

Certificate of Change Pursuant
to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE IF FOR OFFICE USE ONLY

Certificate of Change filed pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Name of Corporation:	Terax Energy, Inc.

2.	The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
60,000,000 common $0.001 par value
5,000,000 preferred $0.001 par value

4.	The number of authorized shares and the par value , if any, of each class or series, if any, of shares after the change:
300,000,000 common $0.001 par value
5,000,000 preferred $0.001 par value

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
There are currently 28,950,000 common shares issued. Following the 3 for 1 forward split, an additional 115,800,000 common shares shall be issued for a total of 144,750,000 common shares issued and outstanding after the change.

6.	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares shall be rounded up.

7.	Effective date of filing (optional):	June 13, 2005
(must not be later than 90 days after the certificate is filed)

8.	Officer Signature: /s/ J. William Reha, IV	Chief Executive Officer
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.208 2003
Revised on: 10/24/03